(d)(4)
Annex A
July 1, 2009
The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Variable Insurance Trust and each of the undersigned shall be as follows:

Annual Rate (%)
Goldman Sachs Asset Management

Goldman Sachs Growth and Income Fund	0.75% on first $1 billion 0.68% over $1 billion up to $2 billion 0.65% over $2 billion up to $5 billion 0.64% over $5 billion up to $8 billion 0.63% over $8 billion

Goldman Sachs Mid Cap Value Fund	0.80% on first $2 billion 0.72% over $2 billion up to $5 billion 0.68% over $5 billion up to $8 billion 0.67% over $8 billion

Goldman Sachs Structured Small Cap Equity Fund	0.75 on first $2 billion 0.68% over $2 billion up to $5 billion 0.65% over $5 billion up to $8 billion 0.64% over $8 billion

Goldman Sachs Structured U.S. Equity Fund	0.62% on first $1 billion 0.59% over $1 billion up to $2 billion 0.56% over $2 billion up to $5 billion 0.55% over $5 billion up to $8 billion 0.54% over $8 billion

Goldman Sachs Capital Growth Fund	0.75% on first $1 billion 0.68% over $1 billion up to $2 billion 0.65% over $2 billion up to $5 billion 0.64% over $5 billion up to $8 billion 0.63% over $8 billion

Goldman Sachs Government Income Fund	0.54% on first $1 billion 0.49% over $1 billion up to $2 billion 0.47% over $2 billion up to $5 billion 0.46% over $5 billion up to $8 billion 0.45% over $8 billion

Goldman Sachs Core Fixed Income Fund	0.40% on first $1 billion 0.36% over $1 billion up to $2 billion 0.34% over $2 billion up to $5 billion 0.33% over $5 billion up to $8 billion 0.32% over $8 billion

Goldman Sachs Growth Opportunities Fund	1.00% on first $2 billion 0.90% over $2 billion up to $5 billion 0.86% over $5 billion up to $8 billion 0.84% over $8 billion

Goldman Sachs Money Market Fund	0.35%

Goldman Sachs Asset Management International

Goldman Sachs Strategic International Equity Fund	0.85% on first $1 billion 0.77% over $1 billion up to $2 billion 0.73% over $2 billion up to $5 billion 0.72% over $5 billion up to $8 billion 0.71% over $8 billion

GOLDMAN SACHS VARIABLE INSURANCE TRUST		GOLDMAN SACHS ASSET MANAGEMENT
INTERNATIONAL, an affiliate of
Goldman, Sachs & Co.

By: Name:	/s/ James McNamara James McNamara	By: Name:	/s/ Ellen Porges Ellen Porges
Title:	President	Title:

GOLDMAN SACHS ASSET MANAGEMENT, L.P.
an affiliate of Goldman, Sachs & Co.

By:	/s/ Peter V. Bonanno

Name:	Peter V. Bonanno
Title:	Managing Director